Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Cooper Tire & Rubber Company of our reports dated February 25, 2011, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company and the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company included in this Annual Report (Form 10-K) for the year ended December 31, 2010:

Forms S-3:
No. 33-44159	$200,000,000 aggregate principal amount of the Company’s Debt Securities
No. 333-89149	Registration of securities not to exceed an initial public offering price of $1,200,000,000
No. 333-161870	Registration of 1,527,778 shares of the Company’s common stock
No. 333-166745	Shelf Registration of 4,000,000 shares of the Company’s common stock

Forms S-8:
No. 2-58577	Thrift and Profit Sharing Plan
No. 33-35071	Texarkana Pre-Tax Savings Plan
No. 33-47980	1991 Stock Option Plan for Non-Employee Directors
No. 33-47981	Pre-Tax Savings Plan at the Findlay Plant
No. 333-09619	1996 Stock Option Plan
No. 333-83311	Pre-Tax Savings Plan (Clarksdale)
No. 333-83309	1998 Employee Stock Option Plan
1998 Incentive Compensation Plan
No. 333-83589	1998 Non-Employee Directors Compensation Deferral Plan
No. 333-84815	Thrift & Profit Sharing Plan
No. 333-84813	Texarkana Pre-Tax Savings Plan
No. 333-84811	Pre-Tax Savings Plan at the Findlay Plant
No. 333-103007	2001 Incentive Compensation Plan
No. 333-113315	Pre-Tax Savings Plan at the Auburn Plant
Pre-Tax Savings Plan (Bowling Green — Hose)
Pre-Tax Savings Plan (Bowling Green — Sealing)
Pre-Tax Savings Plan (Clarksdale)
Pre-Tax Savings Plan at the El Dorado Plant
Pre-Tax Savings Plan at the Findlay Plant
Texarkana Pre-Tax Savings Plan
No. 333-138811	Pre-Tax Savings Plan (Findlay) Pre-Tax Savings Plan (Texarkana)
No. 333-142136	2006 Incentive Compensation Plan
No. 333-157778	Spectrum Investment Plan
Pre-Tax Savings Plan (Findlay)
Pre-Tax Savings Plan (Texarkana)
No. 333-167231	2010 Incentive Compensation Plan

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Toledo, Ohio
February 25, 2011